Exhibit 99.1

Walden Certified Public Accountant, P.A.

18090 Collins Avenue
Sunny Isles, Fl 33160

April 10, 2008

Board of Directors of
Sweet Success Enterprises, Inc.
5447 NW 42nd Ave.
Boca Raton, FL 33496

Gentlemen:

Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, requires that we disclose to you in writing, at least annually, all relationships between our firm and its related entities and your company and its related entities that in our professional judgment may reasonably be thought to bear on independence.

The following is a description of such relationships of which we are aware that are relevant to our audits of the Company’s financial statements and internal control over financial reporting for the year ending 2007:  None.

We confirm that we are independent of the Company within the meaning of the federal securities laws administered by the Securities and Exchange Commission.

As further required by Standard No. 1, we will be pleased to discuss our independence with respect to the Company.

This letter is intended solely for use by you and other members of the Board of Directors in your consideration of our independence as auditors, and should not be used for any other purpose.

Very truly yours,

Walden Certified Public Accountant, P.A.